Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of USG Corporation and the effectiveness of USG Corporation’s internal control over financial reporting dated February 10, 2016, appearing in the Annual Report on Form 10-K of USG Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Chicago, Illinois
May 12, 2016